                                                                      Exhibit 11

                                    NVR, Inc.
                        Computation of Earnings Per Share
                (amounts in thousands, except per share amounts)

                                                   Three Months Ended       Nine Months Ended
                                                      September 30             September 30
                                                 1997        1996           1997          1996
                                             -----------  -----------   -----------   -----------
1. Net income                                $     9,006  $    8,274    $    23,812   $    20,784
                                             ===========  ==========    ===========   ===========

2. Weighted average number of shares
   outstanding                                    11,682      13,643         12,051        14,696

3. Shares issuable upon exercise of
   dilutive options, warrants and
   subscriptions outstanding during
   period, based on average market
   price                                           1,531         374          1,205           442
                                             -----------  -----------   -----------   -----------

4. Shares issuable upon exercise of
   dilutive options, warrants and
   subscriptions outstanding during
   period, based on higher of average
   or end of period market price                   1,885         374          1,931           442
                                             -----------  -----------   -----------   -----------

5. Weighted average number of shares
   and share equivalents outstanding
   (2 + 3)                                        13,213      14,017         13,256        15,138
                                             ===========  ==========    ===========   ===========

6. Weighted average number of shares
   outstanding assuming full dilution
   (2 + 4)                                        13,567      14,017         13,982        15,138
                                             ===========  ==========    ===========   ===========

7. Earnings per share and
   share equivalents (1/5)                   $      0.68  $     0.59    $      1.80   $      1.37
                                             ===========  ==========    ===========   ===========

8. Earnings per share, assuming
   full dilution (1/6)                       $      0.66  $     0.59    $      1.70   $      1.37
                                             ===========  ==========    ===========   ===========

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